Exhibit (j)(1)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the DWS Alternative Asset Allocation Plus Fund Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the DWS Alternative Asset Allocation Plus Fund Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 82 to the Registration Statement (Form N-1A, No. 002-21789) of our report dated May 26, 2010, on the financial statements and financial highlights included in the DWS Alternative Asset Allocation Plus Fund Annual Report dated March 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Market Trust on Form N-1A ("Registration Statement") of our report dated May 27, 2010, relating to the financial statements and financial highlights which appears in the March 31, 2010 Annual Report to Shareholders of DWS Lifecycle Long Range Fund (formerly of DWS Advisor Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2011